UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

June 4, 2012

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

ROPER INDUSTRIES, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE

(STATE OR OTHER JURISDICTION OF INCORPORATION)

1-12273	51-0263969

(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NO.)

6901 PROFESSIONAL PKWY. EAST, SUITE 200, SARASOTA, FLORIDA	34240

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

(941) 556-2601

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

(FORMER NAME OR ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ]  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[    ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[    ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[    ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07     Submission of Matters to a Vote of Security Holders.

The Company held its 2012 Annual Meeting of Stockholders on June 4, 2012 in Sarasota, Florida. A brief description of each of the proposals submitted to the stockholders and the votes cast are set forth below.

Proposal 1:  Election of three (3) Directors.

Each of the directors identified below was re-elected at the 2012 Annual Meeting of Stockholders for a term expiring at the 2015 Annual Meeting of Stockholders.

	For	Withheld / Abstain	Broker Non-Votes
Robert D. Johnson	80,820,670	2,317,180	3,226,374
Robert E. Knowling, Jr.	80,989,497	2,148,353	3,226,374
Wilbur J. Prezzano	79,944,138	3,193,712	3,226,374

Proposal 2:  A non-binding advisory vote to approve the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the related material disclosed in the Proxy Statement.

Votes For	Votes Against	Abstentions	Broker Non-Votes
79,572,826	3,075,692	489,332	3,226,374

Proposal 3: A proposal to authorize an amendment to the Roper Industries, Inc. 2006 Incentive Plan to increase the number of shares available by 6,000,000 and re-approve a list of qualified business criteria for performance-based awards to preserve federal income tax deductions.

Votes For	Votes Against	Abstentions	Broker Non-Votes
78,343,411	4,713,023	81,416	3,226,374

Proposal 4:  Ratification of appointment of PricewaterhouseCoopers LLP as the independent registered accounting firm of the Company.

Votes For	Votes Against	Abstentions	Broker Non-Votes
84,974,092	1,343,597	46,535	0

Signatures

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Roper Industries, Inc.
(Registrant)

Date: June 5, 2012	By:	/s/ David B. Liner
David B. Liner
Vice President, General Counsel and Secretary